Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-199909 on Form S-3 of our report dated February 26, 2016, relating to the financial statements and financial statement schedule of Wisconsin Public Service Corporation and subsidiary, appearing in this Annual Report on Form 10-K of Wisconsin Public Service Corporation and subsidiary for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
February 26, 2016